Exhibit 99.1

Medallia Reports Record Third Quarter Fiscal 2021 Revenue

  Q3 Subscription Revenue of $96.9 Million, Up 22% Year-over-Year
  Q3 Total Revenue of $121.0 Million, Up 17% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--December 3, 2020--Medallia, Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter ended October 31, 2020.

“I was very pleased with our execution in Q3. We added the most new customers in any quarter. Our wins included major enterprise brands across verticals and geographies. We added more than a dozen new go-to-market partners and hired more strong talent to support our growth. With two full virtual quarters behind us, we are confident in our future prospects for Q4 and for fiscal year 2022,” said Leslie Stretch, president and CEO of Medallia.

“IDC research shows that customer experience is critical. It’s actually an increasing priority for the C-Suite post-COVID - according to our research it is the second most important thing behind resilient business operations,” said Alan Webber, vice president for Digital Strategy and Customer Experience, IDC. “CEOs and CFOs recognize the importance of customer experience because they are paying attention to the numbers."

Financial Highlights for the Third Quarter of Fiscal 2021

  Subscription revenue was $96.9 million, an increase of 22% from the same period last year. Total revenue for the quarter was $121.0 million, an increase of 17% from the same period last year.
  Loss from operations for the quarter was $29.5 million, compared to loss from operations of $41.7 million in the same period last year. Non-GAAP income from operations for the third quarter was $2.1 million, compared to a loss of $2.0 million in the same period last year.
  Net loss for the quarter was $32.2 million, or ($0.22) per share, basic and diluted, compared to net loss of $39.6 million, or ($0.31) per share, basic and diluted, in the same period last year. Non-GAAP net income was $1.1 million, or $0.01 per share, diluted, compared to a non-GAAP net loss of $932,000, or ($0.01) per share, basic and diluted, in the same period last year.
  Cash and cash equivalents, current and noncurrent marketable securities were $657.1 million as of October 31, 2020.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Recent Company Highlights

  Recent wins include: Agency for Clinical Innovation, BlueVine Capital, Canadian Tire, Chargify, Corrigo, ENSEK, FEMA, GSA, Innova Sport, Noodles & Company, PODS®, Radisson Hotel Group US, Sales Benchmark Index, TBK Bank, Uncle Julio’s, Validators, Woodside Homes and Zinklar.
  Acquired Stella Connect, a real-time feedback, coaching and quality management platform for customer service teams.
  Acquired Sense360, a behavioral consumer intelligence and benchmarking leader, to help brands understand where, how, and why buyers and non-buyers spend their time and money.
  Integrated Medallia LivingLens with Zoom Video Communications, enabling research and insights teams to capture powerful feedback from video sessions.
  Launched Medallia Closed Loop Service for Salesforce on Salesforce AppExchange, empowering customers to enhance their contact center by closing the loop on customer service interactions.
  Partnered with Tableau, bringing together Medallia’s best-in-class experience insights with Tableau’s advanced analytics and data visualization capabilities.
  Partnered with Five9, providing call center and customer experience leaders with rich insights.
  Announced a planned integration with Oracle CX Service.

Financial Outlook

Medallia is providing the following guidance for the fourth quarter ending January 31, 2021.

  Subscription revenue in the range of $100.5 million to $101.5 million.
  Total revenue in the range of $123.5 million to $125.5 million.
  GAAP loss from operations in the range of $38.7 million to $31.7 million.
  Non-GAAP income from operations in the range of $200,000 to $700,000.

Conference Call

Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the third quarter of fiscal 2021 and our outlook for the fourth quarter of fiscal 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/events-and-presentations/default.aspx.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in Experience Management. Medallia’s award-winning SaaS platform, the Medallia Experience Cloud, leads the market in the understanding and management of experience for customers, employees and citizens. Medallia captures experience signals created on daily journeys in person, on calls and digital channels, over video and social media and IoT interactions and applies proprietary AI technology to reveal personalized and predictive insights that can drive action with tremendous business results. Using Medallia Experience Cloud, customers can reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP subscription revenue gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and weighted average basic and diluted shares. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to stock-based compensation. We exclude cash expenses for employer payroll taxes related to stock-based compensation, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include legal and transactional costs associated with acquisition activities.

Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other primarily consists of lease exit costs related to our office facilities.

Amortization of debt discount and issuance costs. We exclude costs related to the amortization of debt discount together with the issuance costs of the debt from certain of our non-GAAP financial measures. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in a private placement in September 2020 and recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of these notes. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Income tax benefits. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions. In addition, we exclude tax benefits related to our stock option exercise deductions.

Non-GAAP Supplemental Financial Information

Subscription billings: We define subscription billings, a non-GAAP financial measure, as total subscription revenue plus the change in subscription deferred revenue and contract assets, excluding acquired contract assets.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “Financial Outlook” section of the tables below, strategies, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisitions and acquisition-related costs, restructuring and other expenses, amortization of debt discount and issuance costs and income tax benefits, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, including as a result of the COVID-19 pandemic and related public health measures, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, developments in and the duration of the COVID-19 pandemic and the resulting impact on our business and operations, and the business of our customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 19, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on September 9, 2020, which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Additionally, these forward-looking statements involve risk, uncertainties, and assumptions, including those related to the impacts of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and are changing rapidly, including, but not limited to, the timeframes for and severity of social distancing and other mitigation requirements, the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation, and do not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2020 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$497,688	$226,866
Marketable securities	156,337	116,833
Trade and other receivables, net of allowance for doubtful accounts of $4,002 and $982 as of October 31, 2020 and January 31, 2020, respectively	97,666	150,661
Deferred commissions, current	27,460	22,455
Prepaid expenses and other current assets	23,533	22,492
Total current assets	802,684	539,307
Property and equipment, net	44,520	34,879
Deferred commissions, noncurrent	60,179	51,540
Intangible assets, net	64,159	21,306
Goodwill	260,562	79,324
Other noncurrent assets	13,571	5,293
Total assets	$1,245,675	$731,649
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,546	$3,608
Accrued expenses and other current liabilities	31,118	20,268
Accrued compensation	29,425	37,160
Deferred revenue, current	193,979	263,115
Total current liabilities	268,068	324,151
Convertible senior notes, net	442,085	—
Deferred revenue, noncurrent	4,062	1,407
Deferred rent, noncurrent	5,617	2,799
Other liabilities	15,357	5,496
Total liabilities	735,189	333,853
Stockholders' equity:
Common stock	145	132
Additional paid-in capital	1,092,357	878,843
Accumulated other comprehensive loss	(1,157)	(206)
Accumulated deficit	(580,859)	(480,973)
Total stockholders' equity	510,486	397,796
Total liabilities and stockholders' equity	$1,245,675	$731,649

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$96,936	$79,749	$278,759	$226,008
Professional services	24,022	23,325	70,415	66,355
Total revenue	120,958	103,074	349,174	292,363
Cost of revenue:
Subscription	21,065	16,296	57,539	44,456
Professional services	22,783	22,299	67,044	61,617
Total cost of revenue	43,848	38,595	124,583	106,073
Gross profit	77,110	64,479	224,591	186,290
Operating expenses:
Research and development	28,034	26,321	88,203	68,630
Sales and marketing	58,333	47,067	162,290	127,152
General and administrative	20,288	32,758	70,923	72,672
Total operating expenses	106,655	106,146	321,416	268,454
Loss from operations	(29,545)	(41,667)	(96,825)	(82,164)
Interest income and other income (expense), net	(3,247)	2,001	(3,520)	2,574
Loss before provision for (benefits from) income taxes	(32,792)	(39,666)	(100,345)	(79,590)
Provision for (benefits from) income taxes	(633)	(46)	(459)	873
Net loss	$(32,159)	$(39,620)	$(99,886)	$(80,463)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.31)	$(0.70)	$(1.19)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	147,930	127,715	142,179	67,735

GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP adjustments include stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other, amortization of debt discount and issuance costs and income tax benefits as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$2,746	$1,578	$7,118	$3,099
Professional services	2,638	2,820	8,344	6,067
Operating expenses:
Research and development	5,154	6,292	22,566	11,533
Sales and marketing	11,986	9,099	32,524	19,076
General and administrative	9,096	19,858	34,362	40,003
Interest income and other income (expense), net	2,762	—	2,762	—
Provision for (benefits from) income taxes	(1,087)	(959)	(2,558)	(1,375)
Total	$33,295	$38,688	$105,118	$78,403

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
Operating activities
Net loss	$(99,886)	$(80,463)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,776	10,812
Amortization of deferred commissions	19,167	13,616
Stock-based compensation expense	81,453	80,296
Gain on property and equipment, and lease termination	—	(13,783)
Lease exit costs	7,828	—
Amortization of debt discount and issuance costs	2,762	—
Other	2,864	(1,463)
Changes in assets and liabilities:
Trade and other receivables	52,783	36,627
Deferred commissions	(32,811)	(24,108)
Prepaid expenses and other current assets	(220)	(5,849)
Other noncurrent assets	(3,421)	92
Accounts payable	6,676	2,655
Deferred revenue	(71,387)	(49,921)
Accrued expenses and other current liabilities	(3,088)	10,410
Other noncurrent liabilities	6,308	17
Net cash used in operating activities	(11,196)	(21,062)
Investing activities
Purchases of property, equipment and other	(14,829)	(14,250)
Purchase of marketable securities	(294,220)	(76,122)
Maturities of marketable securities	250,733	53,604
Proceeds from sale of marketable securities	1,100	511
Acquisitions, net of cash acquired	(223,647)	(75,238)
Other	—	(1,500)
Net cash used in investing activities	(280,863)	(112,995)
Financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	558,998	—
Purchase of capped calls related to convertible senior notes	(61,870)	—
Proceeds from initial public offering net of issuance costs, underwriters discounts and commissions, and concurrent private placement	—	319,972
Proceeds from Series F convertible preferred stock, net of issuance costs	—	69,848
Proceeds from revolving line of credit	43,000	—
Repayment of revolving line of credit	(43,000)	—
Proceeds from exercise of stock options	57,724	16,451
Payments for employee taxes withheld upon vesting of restricted stock units	—	(15,592)
Proceeds from share purchase plan	17,828	—
Principal payments on capital leases	(3,405)	(2,505)
Repayment of debt assumed in acquisitions and other	(6,445)	(2,297)
Net cash provided by financing activities	562,830	385,877
Effect of exchange rate changes on cash and cash equivalents	51	(45)
Net increase in cash and cash equivalents	270,822	251,775
Cash and cash equivalents at beginning of period	226,866	44,876
Cash and cash equivalents at end of period	$497,688	$296,651

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP gross profit reconciliation:
GAAP gross profit	$77,110	$64,479	$224,591	$186,290
GAAP gross margin	64%	63%	64%	64%
Add:
Stock-based compensation	3,422	3,656	10,679	8,059
Employer payroll tax expense related to stock-based compensation	136	112	557	112
Amortization of acquired intangible assets	1,826	630	4,226	995
Non-GAAP gross profit	$82,494	$68,877	$240,053	$195,456
Non-GAAP gross margin	68%	67%	69%	67%
	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP subscription revenue gross profit reconciliation:
GAAP subscription revenue gross profit	$75,871	$63,453	$221,220	$181,552
GAAP subscription revenue gross margin	78%	80%	79%	80%
Add:
Stock-based compensation	870	948	2,725	2,104
Employer payroll tax expense related to stock-based compensation	50	—	167	—
Amortization of acquired intangible assets	1,826	630	4,226	995
Non-GAAP subscription revenue gross profit	$78,617	$65,031	$228,338	$184,651
Non-GAAP subscription revenue gross margin	81%	82%	82%	82%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP operating expenses reconciliation:
GAAP operating expenses	$106,655	$106,146	$321,416	$268,454
GAAP operating expenses, as a % of total revenue	88%	103%	92%	92%
Add (subtract):
Stock-based compensation	(21,593)	(33,499)	(70,774)	(72,237)
Employer payroll tax expense related to stock-based compensation	(1,464)	(547)	(5,028)	(547)
Amortization of acquired intangible assets	(1,378)	(113)	(2,485)	(115)
Acquisition-related costs	(1,396)	(1,090)	(3,044)	(1,766)
Restructuring and other	(405)	—	(8,121)	4,053
Non-GAAP operating expenses	$80,419	$70,897	$231,964	$197,842
Non-GAAP operating expenses, as a % of total revenue	66%	69%	66%	68%
	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP income (loss) from operations reconciliation:
GAAP loss from operations	$(29,545)	$(41,667)	$(96,825)	$(82,164)
GAAP loss from operations, as a % of total revenue	(24)%	(40)%	(28)%	(28)%
Add (subtract):
Stock-based compensation	25,015	37,155	81,453	80,296
Employer payroll tax expense related to stock-based compensation	1,600	659	5,585	659
Amortization of acquired intangible assets	3,204	743	6,711	1,110
Acquisition-related costs	1,396	1,090	3,044	1,766
Restructuring and other	405	—	8,121	(4,053)
Non-GAAP income (loss) from operations	$2,075	$(2,020)	$8,089	$(2,386)
Non-GAAP income (loss) from operations, as a % of total revenue	2%	(2)%	2%	(1)%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP net loss reconciliation:
GAAP net loss	$(32,159)	$(39,620)	$(99,886)	$(80,463)
GAAP net loss as a % of total revenue	(27)%	(38)%	(29)%	(28)%
Add (subtract):
Stock-based compensation	25,015	37,155	81,453	80,296
Employer payroll tax expense related to stock-based compensation	1,600	659	5,585	659
Amortization of acquired intangible assets	3,204	743	6,711	1,110
Acquisition-related costs	1,396	1,090	3,044	1,766
Restructuring and other	405	—	8,121	(4,053)
Amortization of debt discount and issuance costs	2,762	—	2,762	—
Income tax benefits	(1,087)	(959)	(2,558)	(1,375)
Non-GAAP net income (loss)	$1,136	$(932)	$5,232	$(2,060)
Non-GAAP net income (loss) as a % of total revenue	1%	(1)%	1%	(1)%

Weighted average shares - basic	147,930	127,715	142,179	67,735
Weighted average shares - diluted	176,676	127,715	173,549	67,735

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended October 31,
	2020	2019
Subscription billings:
Subscription revenue	$364,918	$293,882
Increase in subscription deferred revenue	30,205	35,448
Decrease in contract assets	119	1,370
Subscription billings	$395,242	$330,700
Subscription billings growth rate	20%	24%

Medallia, Inc.
Financial Outlook
(in thousands, except percentages)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because our future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and we assume no obligation to update.

Reconciliation of GAAP to Non-GAAP Forward Looking Guidance Measures
	Three Months Ended January 31, 2021
	Low	High
GAAP loss from operations	$(38,700)	$(31,700)

Stock-based compensation	26,000	24,000
Employer payroll tax expense related to stock-based compensation	3,000	1,500
Amortization of acquired intangible assets	4,400	3,900
Acquisition-related costs	500	—
Restructuring and other	5,000	3,000
Non-GAAP income from operations	$200	$700

Contacts

Investor Relations:
Carolyn Bass
ir@medallia.com

PR Contact:
Valerie Beaudett
press@medallia.com
+1 (650) 400-7833